Exhibit (10-9)
                                -----------------


 The Procter & Gamble Executive Group Life Insurance Policy (Additional Policy)


                            Group Control No. 363417

                          AETNA LIFE INSURANCE COMPANY
                              HARTFORD, CONNECTICUT

                      (Herein called the Insurance Company)

Group Policy No.:  GL-363417                        Policy Delivered In:  Ohio
                                                 (State or other Jurisdiction)

Policy holder: THE PROCTER & GAMBLE COMPANY

Policy Signed:  June 14, 1977               To Take Effect:  April 13, 1977

This policy is a contract between the Policyholder and the Insurance Company and shall be construed in accordance with the law of the jurisdiction in which it is delivered.

In consideration of the payment by the Policyholder of premiums in the amounts and at the times hereinafter provided, the Insurance company hereby agrees with the Policyholder, subject to the terms appearing on this and the following pages of this policy (including, if any, the riders, endorsements, and amendments, to this policy which are signed by the Insurance Company), to pay benefits in accordance with the terms of this policy. The obligations and the rights of all persons under this policy shall be determined in accordance with the terms of this policy.

In witness whereof the Insurance Company has signed this policy at Hartford, Connecticut.

                          Aetna Life Insurance Company

/S/HARVEY P. BERMAN                                      /S/WILLIAM O. BAILEY
Secretary                                                     President

                              /S/HELEN N. MATIJCZYK
                                    Registrar

                           GROUP LIFE INSURANCE POLICY



                                     RIDER
                                                        Group Control No. 363417

     ATTACHED TO AND MADE A PART OF GROUP POLICY NO. GC-363417 A CONTRACT BETWEEN AETNA LIFE INSURANCE COMPANY AND THE POLICY HOLDER

                          THE PROCTER & GAMBLE COMPANY

It is understood and agreed that any rider effecting a change in this policy which is approved by an executive officer of the Insurance Company shall be valid, and shall not require formal acceptance by the Policyholder, in any of the following instances:

     (1) The change has been negotiated by means of a request by the Policyholder assented to by the Insurance Compny.

     (2) The change is required to bring the policy into conformance with any applicable law, regulation or ruling of

          (a) a jurisdiction affecting any individual covered under this policy; or

          (b)  the Federal Government.


Nothing contained in this rider shall be held to alter or affect any of the terms of the policy other than as herein specifically stated.


IN WITNESS WHEREOF THE AETNA LIFE INSURANCE COMPANY, has signed this rider at HARTFORD, CONNECTICUT, to become effective as of the effective date of the group policy.

Signed by the Insurance Company as of the effective date of the group policy.

/s/ALICE L. STEPPE                      /s/LEWIS R. MERVINE
   Registrar                               Secretary




                                      INDEX

                                                                 Page
Article I-GENERAL PROVISIONS.

Article II-BENEFITS.

Article III-TERMINATION OF INSURANCE.

Article IV-PREMIUMS.

Article V-DISCONTINUANCE OF POLICY.

Article VI-MISCELLANEOUS PROVISIONS.

COPY OF APPLICATION


                       Article I-GENERAL PROVISIONS 363417

Section 1.  General Definitions

As used in this policy:

         (a) The term "Employee Coverage" means only insurance as to an employee.
         (b) The term "date of issue" means the date this policy took effect as shown on Page 1 of this policy.
         (c) Commencing January 1, 1978, "policy anniversaries" shall be deemed to occur on said date, and on the same day in each succeeding year.
         (d) The term "policy year" means a period commencing with the date of issue of this policy, or a policy anniversary, and terminating immediately prior to the next succeeding policy anniversary.
         (e) A "policy month" shall commence on the date of issue. Each "policy month" thereafter shall be deemed to commence on the first day of the calendar month.
         (f) "Contributory insurance" means insurance for which an employee makes written request to his Participant Employer and agrees to make the required contributions to his Participant Employer. "Non-contributory insurance" is insurance for which an employee does not make written request nor contribute toward the cost. This policy provides insurance on the non-contributory basis.
         (g) The term "Added Compensation" means the total amount of additional remuneration:

                  1) awarded by the Board of Directors of The Procter & Gamble Company, the Compensation Committee of The Procter & Gamble Company or the Procter & Gamble Chief Executive Officers and heads of the various subsidiary companies, and

                  2) charges against the Executive Additional Remuneration Reserve, but excluding any supplemental awards which are made because of the limits imposed by the Employee Retirement Income Security Act of 1974 on credits to the Profit Sharing Trust Plan.

         (h) The term "Total Compensation" means the sum of (a) base salary plus, (b) added compensation.


Section 2.  List of Participant Employers

         An Employer shall be eligible to be included in this list as a Participant Employer if such inclusion is not contrary to any applicable insurance law of the state or other jurisdiction in which this contract is delivered.

         The Policyholder may act for and on behalf of any and all of the Employers included in this list in all matters pertaining to this contract, and every act done by the Policyholder, agreement made between the Insurance company and the Policyholder, or notice given by the Insurance Company to the Policyholder or by the Policyholder to the Insurance Company, shall be binding on all such Employers.

         Any eligible Employer may be added to this list as a Participant Employer only upon written agreement between the Policyholder and the Insurance Company and upon terms mutually agreeable to them.

         An Employer shall be eliminated automatically from this list when this contract is discontinued with respect to employees of such Employer, as provided for elsewhere in this contract, but termination of an Employer's status as a Participant Employer shall not relieve such Employer from any obligations to the Insurance Company with respect to the time such Employer was a Participant Employer under this contract.

         This list shall, at any time, consist of those Employers which have been included under this contract by written agreement between the Policyholder and the Insurance Company, and which have not been removed, in accordance with the above terms of this section.

Section 3.  Employees to be Insured

(I)  Employee Coverage

         A.       Employees Eligible:

                  All employees of a Participant Employer shall be eligible for Employee Coverage except employees in the following classes:

                           (a) temporary or substitute employees (i.e., employees who are not classified by such Employer as permanent employees);

                           (b) employees who are actively working for such Employer on a part-time basis, but this exceptions shall not apply in the case of a regular, full-time, active employee of such Employer if and while he is only temporarily working for such Employer on a part-time basis;

                           (c) regular full-time active employees who are not key executives of The Procter &
                                    Gamble Company or its subsidiaries.

                  Each employee in an eligible class who has completed six months or more of continuous service on the date of issue shall become eligible for Employee Coverage on that date, and each other employee in an eligible class shall become eligible for Employee Coverage on the date on which he completes six months of continuous service.

                  Anything to the contrary notwithstanding, if an individual is in the employ of or connected with two or more Participant Employers, he shall not be eligible for multiple coverage under this policy, but shall be treated the same as if he were in the employ of or connected with a single Participant Employer; the amount of insurance for which any such individual shall be eligible under this policy shall under no circumstances exceed the amount which would apply if all of the Participant Employers with which he is employed or connected were a single Participant Employer and if the aggregate of the remuneration being paid to him by all such Participant Employers were being paid to him by a single Participant Employer. If any Participant Employer is a partnership, the natural-person partners thereof shall be considered to be employees within the meaning of this policy if and while they are actively engaged in and devoting their time on a substantially full-time basis to the conduct of the business of the partnership. If any Participant Employer is an individual proprietorship, the natural-person proprietor thereof shall be considered to be an employee within the meaning of this policy on the same terms as those applicable to partners of a partnership.

         B.       Effective Dates of Insurance:

                  (1) As to contributory insurance, each employee who makes written request to his Participant Employer for Employee Coverage and agrees to make the required contributions therefor to his Participant Employer is to be insured for Employee Coverage on the date he becomes eligible for Employee Coverage or on the date he makes such request, whichever is later; provided, however, that

                           (a) the Employee Coverage of any employee who makes such written request after thirty-one days from the date he becomes eligible, or who revokes any written request previously made, shall become effective only if and when the Insurance Company gives its written consent; and

                           (b) any employee who is both disabled (i.e., ill or injured) and away from work on the date Employee Coverage is to become effective shall not be insured until he actually returns to work on a full-time basis.


                  (2) As to non-contributory insurance, each employee is to be insured for Employee Coverage on the date he becomes eligible therefor; provided, however, that any employee who is both disabled (i.e., ill or injured) and away from work on the date Employee Coverage is to become effective shall not be insured until he actually returns to work on a full-time basis.

Section 4.  Changes in Amounts of Insurance

The initial amount of insurance for an employee under any Title of this policy shall conform to that provided for his classification.

As to contributory insurance, if, for any reason, the terms of any Title of this policy warrant an amount of insurance for any employee greater or less than that for which he is then insured, the amount of his insurance shall be increased or reduced as follows: Any reduction in insurance because of attainment of a specified age or because of retirement shall become effective on the employee's "reduction date"; any other reduction in insurance shall become effective on the date the employee makes a request therefor to his Participant Employer: any increase in insurance shall become effective only in conformity with the terms applicable with respect to the effecting of the initial insurance of employees as set forth in Section 3 of Article I of this policy.

As to non-contributory insurance, if, for any reason, the terms of any Title of this policy warrant an amount of insurance for any employee greater or less than that for which he is then insured, the amount of his insurance shall be increased or reduced to the applicable amount as specified in such Title; provided, however, that in any instance in which an employee is both disables (i.e., ill or injured) and not working on the date his insurance would otherwise be increased, the effective date of the increase in insurance shall be deferred until he actually returns to active work on a full-time basis.

A retroactive change in an employee's rate of earnings shall be deemed to be effective on the date of the determination of the change in the rate of earnings.

If the terms of Title ELIC provide for a reduction in the amount of any employee's insurance under that Title because of attainment of a specified age or because of retirement, no further increases or reduction will be made in the amount of such employee's insurance under that Title because of a change in the employee's classification or because of a change in the Schedule of Insurance in accordance with the terms of this section after the first reduction because of age or retirement becomes effective.


                               Article II-BENEFITS

                  TITLE ELIC-EMPLOYEES' LIFE INSURANCE COVERAGE

Section 1.  Life Insurance Benefit

If an employee shall die while Employee Coverage is in force for the employee, the Insurance Company shall pay, upon receipt of due proof of the death of such employee-to the beneficiary determined in accordance with the terms of this policy-the amount determined in accordance with the terms of this policy.

                              Schedule of Insurance
                              ---------------------

         Classification                        Amount of Insurance
         --------------                        -------------------
         All employees                    An amount equal to 100% of the
                                          employee's total compensation, the
                                          resulting amount, if not an integral
                                          multiple of $500 is to be taken to
                                          the nearest integral multiple of
                                          $500, but in no event shall the
                                          amount of insurance be more than
                                          $1,000,000 nor less than $4,000.

Continuation of Coverage for Retired Employees

If an employee, while insured under this Title, becomes retired from the service of a Participant Employer, his employment, for the purposes of this policy, will be continued while the Policyholder continues to make premium payments for such employee's insurance, provided the following requirements are met:

         The employee retires in accordance with the terms of his Participant Employer's Qualified Pension Plan and will receive pension consideration (other than a deferred vested pension) thereunder.

Employees retired prior to January 1, 1981 and eligible only for the amounts of insurance shown in the schedule of insurance below.

                              Schedule of Insurance
                              ---------------------

         Classification                        Amount of Insurance
         --------------                        -------------------
         All employees                    An amount equal to 100% of the
                                          employee's Annual Rate of Basic
                                          Earnings, the resulting amount, if
                                          not an integral multiple of $500, to
                                          be taken to the nest higher integral
                                          multiple of $500, but in no event
                                          shall the amount of insurance be
                                          more than $400,000 nor less than
                                          $4,000.


                      Article III-TERMINATION OF INSURANCE

Section 1.  Employee Coverage

All insurance of any employee under this policy shall terminate at the earliest time specified below:

         (1)      Upon discontinuance of the policy.

         (2) Immediately when the employee's employment with a Participant employer in the classes of employees eligible for insurance terminates. Cessation of active work by an employee shall be deemed to be termination of his employment, except that

                  (a) in the case of an absence from active work because of sickness or injury, his employment may, for the purposes of insurance under this policy, be deemed to continue until terminated by his Participant Employer, but in no case beyond twelve months from the date such absence from active work started, or

                  (b) in the case of absence of an employee from active work because of temporary lay-off or leave of absence (other than leave for military service), his employment may, for the purposes of insurance under this policy, be deemed to continue until terminated by his Participant Employer but in no case beyond 12 months from the date such lay-off or leave of absence commenced.

                  In the case of any of the exceptions in the foregoing paragraph, the insurance under this policy for such employee shall automatically cease on the date of such termination of his employment by his Participant Employer, as evidenced to the Insurance Company by the Policyholder, whether by notification or by cessation of premium payment on account of such employee's insurance hereunder. Any maximum period of continuation permitted by the foregoing paragraph may be extended by written mutual agreement between the Policyholder and the Insurance Company.

In no event may any insurance provided on a contributory basis be continued beyond the end of the period for which the employee has made to his Participant Employer the contributions required.


                               Article IV-PREMIUMS

Section 1.  PREMIUM RATES
EMPLOYEE COVERAGE


                                              TABLE OF PREMIUM RATES

Age on           Monthly         Age on            Monthly          Age on           Monthly          Age on           Monthly
Birthday         Premium         Birthday          Premium          Birthday         Premium          Birthday         Premium
Nearest          Per             Nearest           Per              Nearest          Per              Nearest          Per
Beginning        $1,000          Beginning         $1,000           Beginning        $1,000           Beginning        $1,000
of the           of              of the            of               of the           of               of the           of
Policy Year      Insurance       Policy Year       Insurance        Policy Year      Insurance        Policy Year      Insurance
15               $ .19           35                $ .32            55               $1.65            75               $ 8.56
16                 .20           36                  .34            56                1.80            76                 9.24
17                 .21           37                  .36            57                1.97            77                10.00
18                 .22           38                  .38            58                2.14            78                10.86
19                 .23           39                  .41            59                2.32            79                11.81
20                 .23           40                  .45            60                2.51            80                12.83
21                 .24           41                  .49            61                2.72            81                13.93
22                 .24           42                  .53            62                2.96            82                15.07
23                 .25           43                  .58            63                3.21            83                16.26
24                 .25           44                  .63            64                3.48            84                17.50
25                 .25           45                  .68            65                3.78            85                18.80
26                 .25           46                  .74            66                4.11            86                20.16
27                 .26           47                  .81            67                4.48            87                21.60
28                 .26           48                  .89            68                4.89            88                23.13
29                 .26           49                  .97            69                5.34            89                24.79
30                 .27           50                 1.06            70                5.81            90                26.62
31                 .27           51                 1.16            71                6.32            91                28.68
32                 .28           52                 1.26            72                6.84            92                31.03
33                 .29           53                 1.38            73                7.38            93                33.75
34                 .30           54                 1.51            74                7.95            94                36.95
                                                                                                      95                40.98

For annual, semi-annual, or quarterly premiums multiply the monthly premiums determined from the above table by 11.83, 5.96 or 2.99 respectively.

Policy Charge

The premium calculated as above shall be increased by a policy charge of $.20 for each $1,000 of insurance in force hereunder at the beginning of the then current policy year for each policy month which occurs during the premium paying period, provided that the policy charge shall not exceed $8.00 in respect of any month.

During the first policy year, the policy charge shall be waived and the total premium is subject to a reduction of 35%.

Advance Expense Adjustment

For the first policy year the total premium, including the policy charge, shall be reduced by the applicable advance expense adjustment indicated below (for annual, semi-annual or quarterly premiums, divide the total premium, including the policy charge by 12, 6, or 8, respectively, before entering this table):


Total Monthly       Advance Expense     Total Monthly        Advance Expense
Premium Before      Adjustment          Premium Before       Adjustment
Advance Expense                         Advance Expense
Adjustment                              Adjustment

  Under $125           0%               $   700-   899           26%
  $125-149             10                   900- 1,399           27
  150-174              11                 1,400- 2,499           28
  175-199              13                 2,500- 3,999           29
  200-224              14                 4,000- 7,499           30
  225-249              16                 7,500-11,999           31
  250-299              17                12,000-26,999           32
  300-349              19                27,000-59,999           33
  350-399              20                60,000-79,999           34
  400-449              21                80,000 and over         35
  450-499              22
  500-549              23
  550-599              24
  600-699              25

Section 2.  Premium Calculations and Experience Rating

Portion Applicable to Employee Coverage Only:

At the beginning of each policy year the Insurance Company shall compute an aggregate annual, semi-annual, quarterly, or monthly premium, as the case may be, based upon the frequency of premium payments then agreed upon between the Policyholder and the Insurance Company, which shall be the sum of the individual premiums for the employees then insured, calculated according to the table of premium rates then in effect hereunder on the basis of the ages (nearest birthday) then attained by the employees insured for Employee Coverage and their respective amounts of insurance. From such computation an average premium rate shall be determined by dividing the aggregate premium by the aggregate amount of insurance then in force, and such average premium rate shall remain in effect, and shall be used in calculating premiums under this policy, until a new one is determined. Each premium due during the policy year shall be calculated by multiplying the amount of insurance in force at the beginning of the premium-paying period by the average premium rate in effect on the premium-due date.

Portion Having General Application:

The premium due under this policy on any premium-due date shall be the sum of the premium charges for the insurance provided under the Titles then forming a part of this policy.

If premiums are payable monthly, any insurance becoming effective shall, except as hereinafter provided, be charged for from the first day of the policy month coinciding with or next following the date the insurance takes effect, and premium charges for any insurance terminated shall cease as of the first day of the policy month coinciding with or next following the date the insurance terminates. If premiums are payable quarterly, semi-annually, or annually, premium charges or credits for a fraction of a premium-paying period required by the foregoing terms of this paragraph shall, except as hereinafter provided, be made on a pro-rate basis for the number of policy months between the date premium charges commence or cease and the end of the premium-paying period. If this policy is amended to provide additional coverage, or any increase in coverage, and if the effective date of such amendment is other than the first day of a premium-paying period, a pr-rate premium in respect of such coverage shall become due and payable as of such date, to cover the period beginning on that date and ending immediately prior to the commencement of the next premium-paying period.

The premium charges for the insurance under any Title forming a part of this policy shall be calculated at the premium rates specified above, subject to such reductions or increases as the Insurance Company shall determine to be warranted by experience or by reason of any change in factors bearing on the risk assumed. Each reduction or increase in any premium rate shall be made by written notification to the Policyholder by the Insurance Company.

No experience reduction or increase in premium rates shall become effective less than twelve months after the effective date of this policy.

As of the end of any policy year the Insurance Company may declare an experience credit in such amount as the Insurance Company shall determine. The amount of each experience credit declared by the Insurance Company shall be refunded to the Policyholder, or upon request by the Policyholder, a part or all of the experience credit shall be applied against the payment of any premium or premiums.

If at any time the aggregate of employee contributions theretofore made for group insurance shall exceed the aggregate of premiums theretofore paid for group insurance (after giving effect to any experience credits allowed the Policyholder), such excess shall be applied by the Policyholder for the sole benefit of employees, but the Insurance Company shall not be obliged to see to the application of any such excess.

Instead of the method of calculation of premiums above provided, premiums may be calculated by any method which produces approximately the same total amount of premiums and is mutually agreeable to the Insurance Company and the Policyholder.

Section 3.  Premiums, How Payable

Premiums shall be payable by the Policyholder in advance at the Home Office of the Insurance Company or to its authorized agent.

The first premium under this policy shall be due and payable as of the date of issue to cover the period beginning on that date and ending on the last day of the first policy month and thereafter premiums shall be due and payable on the first day of each policy month. The Policyholder may change the frequency of premium payments as of any premium-due date with the written consent of the Insurance Company.

Section 4.  Grace Period

A grace period of thirty-one days following the due-date shall be allowed the Policyholder for the payment of each premium.


                       Article V-DISCONTINUANCE OF POLICY

The Policyholder may discontinue this policy with respect to all employees of any one or more Participant Employers, and any Participant Employer may discontinue this policy with respect to all employees of such Employer, by giving to the Insurance Company written notice stating when, after the date of such notice, such discontinuance shall become effective; but no such discontinuance shall become effective with respect to employees of any Participant Employer during any period for which a premium has been paid to the Insurance Company with respect to employees of such Employer.

The Insurance Company reserves the right to discontinue this policy.

         (a) with respect to all employees of any Participant Employer, at any time after the end of the grace period allowed for payment of a premium with respect to employees of such Employer which has not been paid, by giving written notice to the Policyholder stating when such discontinuance shall become effective;

         (b) either in its entirety or with respect to all employees of any Participant Employer, at any time, by giving to the Policyholder written notice stating the date as of which such discontinuance shall become effective but such date shall not be one that occurs earlier than thirty-one days after the date of such notice unless mutually satisfactory to the Policyholder and the Insurance Company.

If this policy discontinues with respect to any of the employees of a Participant Employer, the Policyholder and the Employer shall be jointly and severally liable to the Insurance Company for all unpaid premiums for the period during which this policy was in force with respect to any of the employees of such Employer.


                       Article VI-MISCELLANEOUS PROVISIONS

Section 1.  Assignment

No assignment of any present or future right or interest, under this policy by the Policyholder or by any Participant Employer shall bind the Insurance Company without its written consent.

Neither the employees nor their beneficiaries may assign any of the insurance or other benefits under this policy; provided, however, that if the Policyholder and the Insurance Company consent in writing, the employee or his assignee may, as a gift, transfer by absolute and irrevocable assignment all of his incidents of ownership and all of his other right, title, and interest, both present and future, in and to insurance under this policy, including but not limited to the right to designate and change the beneficiary, the right to make any requisite contributions to maintain the insurance in force under this policy, and the right to exercise any conversion privilege provided under this policy.

No assignment shall be binding upon the Insurance Company unless the assignment meets the foregoing conditions and requirements, is in form approved by the Insurance Company, and it or a duplicate thereof is filed with the Insurance Company at its Home Office in Hartford, Connecticut.

Neither the Insurance Company nor the Policyholder guarantees or assumes any obligation as to the validity, sufficiency, or effect of any assignment.

Section 1-A.  Claims of Creditors

Except so far as may be contrary to the laws of any state having jurisdiction in the premises, the insurance and other benefits under this policy shall be exempt from execution, attachment, garnishment, or other legal or equitable process, for the debts of the employees or their beneficiaries.

Nothing in this section, however, shall be construed so as to prejudice the right of any person to receive payment pursuant to the beneficiary provisions of this policy.

Section 2.  Employees' Certificates

The Insurance Company will issue to the Policyholder, for delivery to each insured employee, an individual certificate setting forth a summary of the essential features of the insurance coverage to which the employee is entitled and stating to whom the benefits are payable, together with a statement of the "Conversion Privilege" set forth in Section 7 of this Article.

Section 3.  Data Required-Clerical Error-Misstatements-Non-Discrimination

The Policyholder and each of the Participant Employers shall furnish to the Insurance Company all information which the Insurance Company may reasonably require with regard to any matters pertaining to this policy. All documents, books, and records which may have a bearing on the insurance or premiums shall be open for inspection by the Insurance Company at all reasonable times during the continuance of this policy and until the final determination of all rights and obligations under this policy.

Neither clerical error (whether by the Policyholder, by any of the Participant Employers, or by the Insurance Company) in keeping any records pertaining to the insurance, nor delays in making entries thereon, shall invalidate insurance otherwise validly in force or continue insurance otherwise validly terminated, but upon discovery of such error or delay an equitable adjustment of premiums shall be made.

If any relevant facts pertaining to any individual to whom the insurance relates shall be found to have been misstated, an equitable adjustment of premiums shall be made, and if such misstatement affects the existence or the amount of insurance, the true facts shall be used in determining whether insurance is in force under the terms of this policy and in what amount.

No refund of any premium or portion thereof, whether paid in error or otherwise, shall be made for any period commencing earlier than (a) three months prior to the date on which evidence that the particular refund should be made is received by the Insurance Company, or (b) the beginning of the policy year in which such evidence is received, whichever method (a) or (b) above would result in the greater refund.

In connection with the administration of this policy, the Policyholder and the Participant Employers shall act so as not to discriminate unfairly between individuals in similar situations at the time of such action, but the Insurance Company shall be entitled to rely upon any action of the Policyholder or of any of the Participant Employers without being obliged to inquire into the circumstances thereof.

Section 4.  Entire Contract-Incontestability

This policy and the application of the Policyholder, a copy of which is attached to this policy, constitutes the entire contract. All statements made by the Policyholder or by the insured employees shall be deemed representations and not warranties. No written statement made by any insured employee shall be used by the Insurance Company in any contest unless a copy of the instrument containing the statement is or has been furnished to such employee or to his beneficiary.

The validity of this policy shall not be contested, except for non-payment of premiums, after it has been in force for two years from its effective date. No statement made by any insured employee relating to his insurability shall be used by the Insurance Company in contesting the validity of the insurance with respect to which such statement was made after such insurance has been in force prior to the contest for a period of two years during such employee's lifetime nor unless such statement is contained in a written instrument signed by him.

This policy is issued in the non-participating department of the Insurance Company. This policy may be changed at any time or times by written agreement between the Insurance Company and the Policyholder, without the consent of any employee or other person. All agreements made by the Insurance Company are signed by an executive officer of the Insurance Company. No other person can change or waive any of the terms of this policy or make any agreement which shall be binding upon the Insurance Company.

Failure to insist upon compliance with any provision of this policy at any given time or times on under any given set or sets of circumstances shall not operate to waive or modify such provision, or in any manner whatsoever to render it unenforceable, as to any other time or times or as to any other occurrence or occurrences, whether the circumstances are, or are not, the same.

Section 5.  Contribution By Employee

Contributory Insurance: The maximum amount that any employee shall be required or permitted to contribute toward the cost of his contributory insurance, if any, under Title ELIC shall be $0.60 per month for each One Thousand Dollars of such insurance hereunder.

Non-contributory Insurance: No insured employee shall be required or permitted to contribute toward the cost of non-contributory insurance, if any hereunder.

Section 6.  Beneficiary and Mode of Settlement

Beneficiary

An employee, whether or not employment has terminated, may designate a beneficiary, and from time to time change his designation of beneficiary, by written request filed at the headquarters of the Policyholder or at the Home Office of the Insurance Company. Such designation or change shall take effect as of the date of execution of such request, whether or not the employee be living at the time of such filing, but without prejudice to the Insurance Company on account of any payments made by it before receipt of such request at its Home Office.

Any amount payable to a beneficiary to a beneficiary shall be paid to the beneficiary or beneficiaries designated by the employee, except that, unless otherwise specifically provided by the employee in his beneficiary designation:

         (a) if more than one beneficiary is designated, the designated beneficiaries shall share equally;

         (b) if any designated beneficiary predeceases the employee, the share which such beneficiary would have received if surviving the employee shall be payable equally to the remaining designated beneficiary or beneficiaries, if any, who survive the employee; and

         (c) if no designated beneficiary survives the employee, or if no beneficiary has been designated, payment shall be made to the employee's widow or widower, if surviving the employee; if not surviving the employee, in equal shares to the employee's children who survive the employee; if none survives the employee, to the employee's parents, equally, or to the survivor; if neither survives the employee, in equal shares to the employee's brothers and sisters who survive the employee; or, if non survives the employee, to the employee's executors or administrators.

Mode of Settlement

The whole or any part of any amount payable under Article II shall be paid in accordance with that one of the following Methods (A) or (B) that shall be elected by the employee, or in accordance with such other method of settlement as shall be elected by the employee and agreed to by the Insurance Company. An employee may revoke any such election at any time before payments commence upon written notice filed at the Home Office of the Insurance Company. An employee may change any such election at any time but only with the consent of the Insurance Company.

In any case where the amount of any death benefit is payable in one sum, the beneficiary may, after the death of the employee but before payment is made, elect that the whole or any part of any death benefit be payable in accordance with Method (B) below, or in accordance with such other method of settlement as shall be elected by the beneficiary and agreed to by the Insurance Company. A beneficiary may change or revoke any such election but only with the consent of the Insurance Company.

METHOD (A): Payment in one sum.  This method shall be automatic if no other method is elected.

METHOD (B): Payment in monthly installments of any fixed amount specified in the election (which shall be not less than $5.00 per month per $1,000 so payable nor less than $10.00 per month regardless of the amount so payable), until the amount so payable with interest is exhausted. With respect to each such election of this method, the rate of interest to be allowed on the unpaid balance shall be determined by the Insurance Company but shall in no case be less than the guaranteed rate of interest provided for with respect to optional methods of settlements under the individual policies of life insurance being issued by the Insurance Company on the date of such election. At the death of the payee to whom payment is being made under this method, the unpaid balance shall be paid in one sum to the executors or administrators of the payee, unless otherwise provided in the election.

If any payee for any benefit payment under this policy is a minor or is, in the opinion of the Insurance Company, legally incapable of giving a valid receipt and discharge for such benefit payment, the Insurance Company shall have the option, unless claim has been made by a duly appointed guardian or committee of such payee, of paying such benefit in monthly installments of not over $100 the first month and not over $50 a month thereafter to the person or persons who, in the opinion of the Insurance Company, are caring for and supporting such payee. Payment made in accordance with the terms of this paragraph shall be a complete discharge of the Insurance Company's obligations to the extent of such payment, and the Insurance Company shall not be obligated to see to the application of any payment so made.

Section 7.  Conversion Privilege

Employee Coverage

If an employee's insurance under this policy, or any amount of such insurance, ceases because of termination of employment or because of termination of membership in the class or classes of employees eligible for insurance under this policy, the employee shall be entitled to have issued to him by the Insurance Company, without evidence of insurability, an individual policy of life insurance without disability or other supplementary benefits, provided written application for the individual policy shall be made, and the first premium thereon paid, to the Insurance Company within thirty-one days after such termination, and provided further that:

         (a) the individual policy shall be on any of the forms, other than term insurance, that shall be selected by the employee from among the forms then customarily issued by the Insurance Company at the age and for the amount applied for:

         (b) the individual policy shall be in an amount equal to or, at the option of the employee, an amount less than the amount of the employee's life insurance which ceases under this policy because of such termination;

         (c) the premiums payable under the individual policy shall be at the Insurance Company's then customary rate applicable to the form and amount of the individual policy, to the class of risk to which the employee then belongs, and to his age (nearest birthday) attained on the effective date of the individual policy; and

         (d) any individual policy issued under the terms of this section shall take effect at the end of the thirty-one day period during which application for the individual policy may be made.

If this policy discontinues, whether by its terms or by agreement between the Insurance Company and the Employer, and whether with respect to all employees or with respect to any class or classes of employees insured hereunder, any employee insured under this policy at the date of such discontinuance who has been continuously insured for group life insurance by the Insurance Company under this policy for at least five years prior to such discontinuance shall, if his insurance this policy, or any portion of such insurance, ceased because of such discontinuance, be entitled to the conversion privilege as though his employment had terminated on the date of such discontinuance, except that the amount of the individual policy shall not exceed the smaller of (a) the amount of the employee's life insurance which ceases under this policy because of such discontinuance, less the amount of any life insurance for which he is or becomes eligible within thirty-one days after such discontinuance under any group policy, whether issued by the Insurance Company or by any other insurer, and (b) $2,000.

If an employee dies during the thirty-one day period within which he is entitled to have an individual policy issued to him in accordance with this section and before any insurance such individual policy has become effective, the amount of life insurance which the employee is entitled to have issued to him under such individual policy shall be payable as a claim under Title ELIC, whether or not application for the individual policy or the payment of the first premium therefor has been made.

When any insurance becomes effective under an individual policy issued under the conversion privilege, it shall be in exchange for all privileges and benefits under the group policy.




                          Aetna Life Insurance Company
                              Hartford, Connecticut

                      (Herein called the Insurance Company)

Group Policy No.: GC-363417                 Policy Delivered In: Ohio
                                            State of other jurisdiction)

Policyholder:   THE PROCTER & GAMBLE COMPANY


Policy Signed:    November 11, 1981 To Take Effect:  October 1, 1981


This policy is a contract between the Policyholder and the Insurance Company and shall be construed in accordance with the law of the jurisdiction in which it is delivered.

In consideration of the payment by the Policyholder of premiums in the amounts and at the times hereinafter provided, the Insurance Company hereby agrees with the Policyholder, subject to the terms appearing on this and the following pages of this policy (including, if any, the riders, endorsements, and amendments, to this policy which are signed by the Insurance Company), to pay benefits in accordance with the terms of this policy. The obligations and the rights of all persons under this policy shall be determined in accordance with the terms of this policy.

In witness whereof the Insurance company has signed this policy at Hartford, Connecticut.

                                           Aetna Life Insurance Company

/S/LEWIS R MERVINE                                   /S/WILLIAM O. BAILEY
     Secretary                                           President


                               /S/ALICE L. SHIPPE
                                   Registrar

Countersigned at Cincinnati, Ohio,          April 13, 1982

                                           by ___________________________
                                                 Licensed Resident Agent

                             GROUP INSURANCE POLICY




                                      INDEX


                                                                  Page

Article I--GENERAL PROVISIONS

Article II--BENEFITS

Article III--TERMINATION OF INSURANCE

Article IV--PREMIUMS

Article V--DISCONTINUANCE OF POLICY

Article VI--MISCELLANEOUS PROVISIONS

COPY OF APPLICATION


                         ARTICLE I -- GENERAL PROVISIONS

Section 1. General Definitions

As used in this policy:

         (a) The term "Employee Coverage means only insurance as to an employee.

         (b) The term "non-occupational disease" means a disease which does not arise, and which is not caused or contributed to by, or as a consequence of, any disease which arises, out of or in the course of any employment or occupation for compensation or profit; however if evidence satisfactory to the Insurance Company is furnished that the individual concerned is covered as an employee under any workmen's compensation law, occupational disease law, or any other legislation of similar purpose, or under the maritime doctrine of maintenance, wages, and cure, but that the disease involved is one not covered under the applicable laws or doctrine, then such disease shall, for the purposes of this policy, be regarded as a "non-occupational disease".

         (c) The term "non-occupational injury" means an accidental bodily injury which does not arise, and which is not caused or contributed to by, or a as a consequence of, any injury which arises, out of or in the course of any employment or occupation for compensation or profit.

         (d) The term "date of issue" means the date this policy took effect shown on Page 1 of this policy.

         (e) Commencing January 1, 1982, "policy anniversaries" shall be deemed to occur on said date, and on the same day in each succeeding year.

         (f) The term "policy year" means a period commencing with the date of issue of this policy, or a policy anniversary, and terminating immediately prior to the next succeeding policy anniversary.

         (g) A "policy month" shall commence on the date of issue. Each "policy month" thereafter shall be deemed to commence on the first day of the calendar month.

         (h) The term "physician" or "surgeon" means only a legally qualified physician.

         (i) "Contributory insurance" means insurance for which an employee makes written request to his Participant Employer and agrees to make the required contributions to his Participant Employer. "Non-contributory insurance" is insurance for which an employee does not make written request nor contribute toward the cost. This policy provides insurance on the
                  non-contributory.

         (j) The term "Added Compensation" means the total amount of additional remuneration:

                  1) Awarded by the Board of Directors of The Procter & Gamble Company, the Compensation Committee of The Procter & Gamble Company or the Procter & Gamble Chief Executive Officers and heads of the various subsidiary companies, and

                  2) Charges against the Executive Additional Remuneration Reserve, but excluding any supplemental awards which are made because of the limits imposed by the Employee Retirement Income Security Act of 1974 on credits to the Profit Sharing Trust Plan.

         (k) The term "Total Compensation" means the sum of (a) base salary plus, (b) added compensation.

Section 2.  List of Participant Employers

An Employer shall be eligible to be included in this list as a Participant Employer if such inclusion is not contrary to any applicable insurance law of the state or other jurisdiction in which this contract is delivered.

The Policyholder may act for and on behalf of any and all of the Employers included in this list in all matters pertaining to this contract, and every act done by the Policyholder, agreement made between the Insurance Company and the Policyholder, or notice given by the Insurance Company to the Policyholder or by the Policyholder to the Insurance Company, shall be binding on all such Employers.

Any eligible Employer may be added to this list as a Participant Employer only upon written agreement between the Policyholder and the Insurance Company and upon terms mutually agreeable to them.

An Employer shall be eliminated automatically from this list when this contract is discontinued with respect to employees of such Employer, as provided for elsewhere in this contract, but termination of an Employer's status as a Participant Employer shall not relieve such Employer from any obligations to the Insurance Company with respect to the time such Employer was a Participant Employer under this contract.

This list shall, at any time, consist of those Employers which have been included under this contract by written agreement between the Policyholder and the Insurance Company, and which have not been removed, in accordance with the above terms of this section.

Section 3.  Employees to be Insured

(I)      Employee Coverage

         A.       Employees Eligible:

                  All employees of a Participant Employer shall be eligible for Employee Coverage except employees in the following classes:

                      (a) temporary or substitute employees (i.e. employees who are not classified by such Employer as permanent employees);

                      (b) employees who are actively working for such Employer on a part-time basis, but this exception shall not apply in the case of a regular, full-time, active employee of such Employer if and while he is only temporarily working for such Employer on a part-time basis;

                      (c) regular full-time employees who are not key executives of The Procter & Gamble Company or its subsidiaries.

                  Each employee in an eligible class who has completed six months or more of continuous service on the date of issue shall become eligible for Employee Coverage on that date, and each other employee in an eligible class shall become eligible for Employee Coverage on the date on which he completes six months of continuous service.

                  Anything to the contrary notwithstanding, if an individual is in the employ of or connected with two or more Participant Employers, he shall not be eligible for multiple coverage under this policy, but shall be treated the same as if he were in the employ of or connected with a single Participant Employer; the amount of insurance for which any such individual shall be eligible under this policy shall under no circumstances exceed the amount which would apply if all of the Participant Employers with which he is employed or connected were a single Participant Employer and if the aggregate of the remuneration being paid to him by all such Participant Employers were being paid to him by a single Participant Employer.

                  If any Participant Employer is a partnership, the natural-person partners thereof shall be considered to be employees within the meaning of this policy if and while they are actively engaged in and devoting their time on a substantially full-time basis to the conduct of the business of the partnership. If any Participant Employer is an individual proprietorship, the natural-person proprietor thereof shall be considered to be an employee within the meaning of this policy on the same terms as those applicable to partners of a partnership.

         B.       Effective Dates of Insurance:

                  (1) As to contributory insurance, each employee who makes written request to his Participant Employer for Employee Coverage and agrees to make the required contributions therefor to his Participant Employer is to be insured for Employee Coverage on the date he becomes eligible for Employee Coverage or on the date he makes such request, whichever is later; provided, however, that

                           (a) the Employee Coverage of any employee who makes such written request after thirty-one days from the date he becomes eligible, or who revokes any written request previously made, shall become effective only if and when the Insurance Company gives its written consent; and

                           (b) any employee who is both disabled (i.e., ill or injured) and away from work on the date Employee Coverage is to become effective shall not be insured until he actually returns to work on a full-time basis.

                  (2) As to non-contributory insurance, each employee is to be insured for Employee Coverage on the date he becomes eligible therefor; provided, however, that any employee who is both disabled (i.e., ill or injured) and away from work on the date Employee Coverage is to become effective shall not be insured until he actually returns to work on a full-time basis.

Section 4.  Changes in Amounts of Insurance

EMPLOYEE COVERAGE

A retroactive change in an employee's rate of earnings or classification will not result in a retroactive change in coverage. Any change in coverage will be effective on the date the change in earnings or classification is determined.

This section will not apply to any reduction due to attainment of a specified age. Any such rules appear in Title ADDC, if included in this policy. If any rule which reduces an employee's Principal Sum due to attainment of a specified age is changed so that an employee is eligible for an increased amount of Principal Sum by reason of such change, such increase will become effective only if the Insurance Company gives its written consent.

As to contributory insurance:

If, at any time, the employee's rate of earnings or classification changes so as to warrant level of benefits different from that for which the employee is then covered, the amount of his coverage will be changed as follows:

       Any reduction under Title ADDC, if included in this policy, will become effective on the date the employee requests his Participant Employer to make the reduction.

       Any other reduction will become effective automatically.

       Any increase will become effective automatically; provided, however, that the employee may, within thirty-one days of the date an increase would become effective under Title ADDC, if included in this policy, refuse such increase. If an employee refuses such increase, then no increase in the employee's amount of Principal Sum by reason of a change in his rate of earnings or classification will become effective until the Insurance Company gives its written consent.

If, at any time, any schedule or level of benefits is changed so as to warrant an amount different from that for which the employee is then covered, the amount of his coverage will be increased or decreased automatically, However, the employee may, within thirty-one days of the date an increase would become effective under Title ADDC, if included in this policy, refuse such an increase. The employee may at any thereafter elect that the increase become effective; it will only be effective if the Insurance Company gives its written consent.

In any instance in which an employee is both disabled (i.e., ill or injured) and not working on the date his coverage would otherwise be increased, the effective date of the increase shall be deferred until he actually returns to active work on a full-time basis.

As to non contributory insurance:

If, for any reason and at any time, the employee's rate of earnings or classification, any schedule or any level of benefits is changed so as to warrant an amount different from that for which the employee is then covered, the amount of his coverage will be increased or decreased automatically as warranted. However, in any instance in which an employee is both disabled (i.e., ill or injured) and not working on the date his coverage would otherwise be increased, the effective date of the increase in insurance shall be deferred until he actually returns to active work on a full-time basis.

                              Article II --BENEFITS

             TITLE ADDC--ACCIDENTAL DEATH AND DISMEMBERMENT COVERAGE

Section 1. Accidental Death and Dismemberment Benefit

                              Schedule of Insurance
                              ---------------------

     Classification                          Principal Sum
     --------------                          -------------
     All employees                 An amount equal to 100% of the employees
                                   total compensation, the resulting amount, if not an integral multiple of $500 is to be taken to the nearest integral multiple of $500, but in no event shall the amount of insurance (Principal Sum) be more than $1,000,000 nor less than $4,000.

If an employee suffers a bodily injury caused by an accident and as a direct result of such injury and, to the exclusion of all other causes, sustains within not more than ninety days after the date of the accident which causes such injury any of the losses listed in the Table of Benefits in this section, then, provided:

       (a) the injury occurs while insurance is in force for the employee under this Title; and

       (b) the loss resulting from the injury is not excluded from coverage in accordance with Section 2 of this Title;

the insurance Company shall, subject to the terms of this policy, pay a benefit in the amount provided for such loss in said Table of Benefits but in no case shall more than the Principal Sum be paid for all losses sustained by an employee through any one accident.

                                Table of Benefits
                                -----------------

In the Event of Loss of                    The Benefit will be
-----------------------                    -------------------
Life                                       The Principal Sum
A Hand                                     One-Half The Principal Sum
A Foot                                     One-Half The Principal Sum
An Eye                                     One-Half The Principal Sum

         Loss means, with regard to a hand or foot, actual severance through or above the wrist or ankle joint; with regard to an eye, the entire and irrecoverable loss of sight of such eye.

Section 2.  Exclusions

The insurance provided under this Title does not include, and no payment shall be made for, any loss resulting from any injury caused or contributed to by, or as a consequence of, any of the following excluded risks, even though the proximate or precipitating cause of loss is accidental bodily injury:

       (a)      bodily or mental infirmity; or

       (b) disease, ptomaines or bacterial infections, of any kind, except a pus-forming infection attributable solely to and occurring as the proximate result of an injury not excluded by this Title; or

       (c) medical or surgical treatment, except a loss covered by this Title which results directly from a surgical operation made necessary solely by an injury not excluded by this Title and performed within ninety days after the date of such injury; or

       (d) suicide or any attempt there at (whether sane or insane), or intentionally self-inflicted injury; or

       (e)      war or any act of war (whether war is declared or not).

Section 3.  Beneficiary

An employee, whether or not employment has terminated, may designate a beneficiary, and from time to time change his designation of beneficiary, by written request filed at the headquarters of the Policy holder or at the Home Office of the Insurance Company. Such designation or change shall take effect as of the date of execution of such request, whether or not the employee be living at the time of such filing, but without prejudice to the Insurance Company on account of any payments made by it before receipt of such request at its Home Office.

Any amount payable to a beneficiary shall be paid to the beneficiary or beneficiaries designated by the employee, except that, unless otherwise specifically provided by the employee in his beneficiary designation;

       (a) if more than one beneficiary is designated, the designated beneficiaries shall hare equally;

       (b) if any designated beneficiary predeceases the employee, the share which such beneficiary would have received if surviving the employee shall be payable equally to the remaining designated beneficiary or beneficiaries, if any, who survive the employee; and

       (c) if no designated beneficiary survives the employee, or if no beneficiary has been designated, payment shall be made to the employee's widow or widower, if surviving the employee; if not surviving the employee, in equal shares to the employee's children who survive the employee; if none survives the employee, to the employee's parents, equally, or to the survivor; if neither survives the employee, in equal shares to the employee's brothers and sisters who survive the employee; or, if none survives the employee, to the employee's executors or administrators.


                      Article III--TERMINATION OF INSURANCE

Section 1.  Employee Coverage

All insurance of any employee under this policy shall terminate at the earliest time specified below:

(1)    Upon discontinuance of the policy.

(2) Immediately when the employee's employment with a Participant Employer in the classes of employees eligible for insurance terminates. Cessation of active work by an employee shall be deemed to be termination of his employment, except that

       (a) in the case of an absence from active work because of sickness or injury, his employment may, for the purposes of insurance under this policy, be deemed to continue until terminated by his Participant Employer but in no case beyond twelve months from the date such absence from active work started, or

       (b) in the case of absence of an employee from active work because of temporary lay-off or leave of absence (other than leave from military service), his employment may, for the purposes of insurance under this policy, be deemed to continue until terminated by his Participant Employer but in no case beyond the end of the policy month following the policy month in which such lay-off or leave of absence commenced.

       In the case of any of the exceptions in the foregoing paragraph, the insurance under this policy for such employee shall automatically cease on the date of such termination of his employment by his Participant Employer, as evidenced to the Insurance Company by the Policyholder, whether by notification or by cessation of premium payment on account of such employee's insurance hereunder. Any maximum period of continuation permitted by the foregoing paragraph may be extended by written mutual agreement between the Policyholder and the Insurance Company in each individual case.

In no event may any insurance provided on a contributory basis be continued beyond the end of the period for which the employee has made to his Participant Employer the contributions required.


                              Article IV--PREMIUMS

Section 1.  Premium Rates

The premium rates are as follows, but are subject to change as hereinafter provided: The premium rates shown are for a period of one month.

Title ADDC- Premium per $1,000 of Principal Sum:    $ .02



Section 2.  Premium Calculations and Experience Rating

The premium due under this policy on any premium-due date shall be the sum of the premium charges for the insurance provided under the Titles then forming a part of this policy. The premium charges for the insurance under any such Title shall be calculated at the Premium Rates specified above, subject to such reductions or increases as the Insurance Company shall determine to be warranted by experience or by reason of any change in factors bearing on the risk assumed. Each reduction or increase in any premium rate shall be made by written notification to the Policyholder by the Insurance Company.

No experience reduction or increase in premium rates shall become effective less than twelve months after the effective date of this policy.

As of the end of any policy year the Insurance Company may declare an experience credit in such amount as the Insurance Company shall determine. The amount of each experience credit declared by the Insurance Company shall be refunded to the Policyholder, or upon request by the Policyholder, a part or all of the experience credit shall be applied against the payment or any premium or premiums.

If at any time the aggregate of employee contributions theretofore made for group insurance shall exceed the aggregate of premiums theretofore paid for group insurance (after giving effect to any experience credits allowed the Policyholder), such excess shall be applied by the Policy holder for the sole benefit of employees, but the Insurance Company shall not be obliged to see to the application of any such excess.

If premiums are payable monthly, any insurance becoming effective shall, except as hereinafter provided, be charged for from the first day of the policy month coinciding with or next following the date the insurance takes effect, and premium charges for any insurance terminated shall cease as of the first day of the policy month coinciding with or next following the date the insurance terminates. If premiums are payable quarterly, semi-annually, or annually, premium charges or credits for a fraction of a premium-paying period required by the foregoing terms of this paragraph shall except as hereinafter provided, be made on a pro-rata basis for the number of policy months between the date premium charges commence or cease and the end of the premium-paying period. If this policy is amended to provide additional insurance, or any increase in insurance and if the effective date of such amendment is other than the first day of a premium-paying period, a pro-rata premium in respect of such insurance shall become due and payable as of such date, to cover the period beginning on that date and ending immediately prior to the commencement of the next premium-paying period.

Instead of the method of calculation of premiums above provided, premiums may be calculated by any method which produces approximately the same total amount of premiums and is mutually agreeable to the Insurance Company and the Policyholder.

Section 3.  Premiums, How Payable

Premiums shall be payable by the Policyholder in advance at the Home Office of the Insurance Company or to its authorized agent.

The first premium under this policy shall be due and payable as of the date of issue to cover the period beginning on that date and ending on the last day of the first policy month and thereafter premiums shall be due and payable on the first day of each policy month.

Section 4.  Grace Period

A grace period of thirty-one days following the due-date shall be allowed the Policyholder for the payment of each premium.


                       Article V--DISCONTINUANCE OF POLICY

The Policyholder may discontinue this policy with respect to all employees of any one or more Participant Employers, and any Participant Employer may discontinue this policy with respect to all employees of such Employer, by giving to the Insurance Company written notice stating when, after the date of such notice, such discontinuance shall become effective; but no such discontinuance shall become effective with respect to employees of any Participant Employer during any period for which a premium has been paid to the Insurance Company with respect to employees of such Employer.

The Insurance Company reserves the right to discontinue this policy,

       (a) with respect to all employees of any Participant Employer, at any time after the end of the grace period allowed for payment of a premium with respect to employees of such Employer which has not been paid, by giving written notice to the Policyholder stating when such discontinuance shall become effective;

       (b) either in its entirety or with respect to all respect to all employees of any Participant Employer, at any time, by giving to the Policyholder written notice stating the date as of which such discontinuance shall become effective but such date shall not be one that occurs earlier than thirty-one days after the date of such notice unless mutually satisfactory to the Policyholder and the Insurance Company.

If this policy discontinues with respect to any of the employees of a Participant Employer, the Policyholder and the Employer shall be jointly and severally liable to the Insurance Company for all unpaid premiums for the period during which this policy was in force with respect to any of the employees of such Employer.


                      Article VI--MISCELLANEOUS PROVISIONS

Section 1.  Assignment

No assignment of any present or future right, interest, or benefit undre this policy shall bind the Insurance Company without its written consent.

Section 2.  Employees' Certificates

The Insurance Company will issue to the Policyholder, for delivery to each insured employee, an individual certificate setting forth a summary of the essential fetures of the insurance coverage to which the employee is entitled and stating to whom the benefits are payable.

Section 3.  Data Required--Clerical Error--Misstatements--Non-Discrimination

The Policyholder and each of the Participant Employers shall furnish to the Insurance Company all information which the Insurance Company may reasonably rquire with regard to any matters pertaining to this policy. All documents, books, and records which may have a bearing on the insurance or premiums shall be open for inspection by the Insurance Company at all reasonable times during the continuance of this policy and until the final determination of all rights and obligations under this policy.

Neither clerical error (whether by the Policyholder, by any of the Participant Employers, or by the Insurance Company) in keeping any records pertaining to the insurance, nor delays in making entries thereon, shall invalidate insurance otherwise validly in force or continue insurance otherwise validly terminated, but upon discovery of such error or delay an equitable adjustment of premiums shall be made.

If any relevant facts pertaining to any individual to whom the insurance relates shall be found to have been misstated, an equitable adjustment of premiums shall be made, and if such misstatement affects the existence or the amount of insurance, the true facts shall be used in determining whether insurance is in force under the terms of this policy and in what amount.

No refund of any premium or portion thereof, whether paid in error or otherwise, shall be made for any perido commencing earlier than (a) three months prior to the date on which evidence that the particular refund should be made is received by the Insurance Company, or (b) the beginning of the policy year in whch such evidence is received, whichever method (a) or (b) above would result in the greater refund.

In connection with the administration of this policy, the Policyholder and the Participant Employers shall act so as not to discriminate unfairly between individuals in similar situations at the time such action, but the Insurance Company shall be entitled to rely upon any action of the Policyholder or of any of the Participant Employers without being obliged to inquire into the circumstances thereof.

Section 4.  Entire Contract:  Changes

This policy constitutes the entire contract between the parties, and any statement made by the Policyholder or by any employee shall, i the absence of fraud, be deemed a representation and not a warranty. No such statement shall avoid the insurance or reduce the benefits under this policy or be used in defense to a claim unless it is in writing, nor shall any such statement of the Policyholder, except a fraudulent misstatement, be used to void this policy after it has been in force for two years fro the date of its issue, nor shall any such statement of any employee eligible for coverage under the policy, except a fraudulent misstatement, be used in defense to a clai for loss incurred or commencing after the insurance coverage with respect to which claim is made has been in effect for two years.

This policy is issued in the non-participating department of the Insurance Company. This policy may be changed at any tiem or times by written agreement between the Insurance Company and Policyholder, without the conse of any employee or other person. No change in this policy shall be valid unless approved by an executive officer of the Insurance Company and unless such approval be endorsed hereon or attached hereto. No agent has authority to change this policy or to waive any of its provisions.

Failure to insist upon compliance with any provision of this policy at any given time or times or under any given set or sets of circumstances shall not operate to waive or modify such provision, or in any manner whatsoever to render it unenforceable, as to any othr time or times or as to any other occurrence or occurrences, whethr the circumstances are, or are not, the same.

Section 5.  Time Limit on Certain Defenses

No claim for loss incurred or commencing after two years from the effective date of the insurance coverage with respect to which claim is made shall be reduced or denied on the ground that a disease or physical condition not excluded from coverage by name or specific description effective on the date of loss, had existed prior to the effective date of the coverage with respect to which claim is made.

Section 6.  Proofs of Loss

Written proof covering the occurrence, the character, and the extent of loss must be furnished to the Insurance Company, in case of claim for loss under Title WBC, if included in this policy, within 90 days after the termination of the period for which the Insurance Company is liable, and in case of claim for any other loss, within 90 days after the date of such loss. Failure to furnish such proof within the time required shall not invalidate nor reduce any claim if it was not reasonably possible to give proof within such time, provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity of the employee, later than one year from the time proof is otherwise required. No action at law or in equity shall be brought to recover on this policy after the expiration of three years after time written proof of loss is required to be furnished.

Section 7.  Payment of Claims

Benefits payable under this policy for any loss with be paid immediately upon receipt of due written proof of loss.

The benefit, if any, for loss of life will be payable in accordance with the beneficiary designation and the provisions respecting such payment. All other benefits are payable to the insured employee.

If any benefit under any Title of this policy shall be payable to the estate of the insured employee, or to an insured employee who is a minor or otherwise not competent to give a valid release, the Insurance Company may pay such benefit up to an amount not exceeding $1,000 to any relative by blood or connection by marriage of the insured employee who is deemed by the Insurance Company to be equitably entitled thereto. Any payment made by the Insurance Company in good faith pursuant to this provision shall fully discharge the Insurance Company to the extent of such payment.

Subject to any written direction of the insured employee in a request for insurance or otherwise, all or a portion of the benefits, if any, provided by this policy on account of hospital, nursing, medical, or surgical service may, at the Insurance Company's option, and unless the insured employee requests otherwise in writing not later than the time proof of loss is filed, be paid directly to the hospital or person rendering such services, but it is not required that the service be rendered by a particular hospital or person.

The Insurance Company at its own expense shall have the right and opportunity to examine the person of any individual whose injury or sickness is the basis of claim when and as often as it may reasonably require during the pendency of a claim hereunder.

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Section 8.  Conversion Privilege (Continued)

(4) the converted policy may include a provision whereby the Insurance Company may request information at any premium due date of such policy of any individual covered thereunder as to whether he is then covered by another policy of hospital or surgical expense insurance or hospital service or medical expense indemnity corporation subscriber contract providing similar benefits or is then covered by a group contract or policy providing similar benefits or is then provided with similar benefits required by any statute or provided by any welfare plan or program--if any such individual is so covered or so provided and fails to furnish the details of such coverage when requested, the benefits payable under the converted policy may be based on the hospital, surgical, or medical expenses actually incurred after excluding expenses to the extent they are payable under such other coverage or provided under such statute, plan, or program; and

(5)    the Insurance Company may decline to issue the converted policy
       (i) if application therefor is not made in the jurisdiction in which this group policy is delivered or in some other jurisdiction in which the Insurance Company is authorized to issue or deliver the converted policy; or
       (ii) if termination of insurance under said Titles of this policy takes place prior to the date the employee concerned has been insured thereunder for at least three months; and

(6)    the Insurance Company may decline
       (i) to cover an individual who t is desired be included in the converted policy, if the insurance under said Titles of this policy terminated because such individual had exhausted the maximum benefit available to him under said Titles; and
       (ii) to cover an individual who it is desired be included in the converted policy for any one or more of the benefits included in the converted policy, if the provision of such benefit or benefits, as the case may be, is prohibited by any application for such policy is made; and

(7) the premium payable under the converted policy on its effective date shall be at the Insurance Company's then customary rate applicable to the class of risk to which the insured individual under the converted policy belongs, to the age of such insured individual and to the form and amount of insurance under the converted policy; and

(8) any converted policy issued under the terms of this section shall take effect as of the date of termination of insurance under said Titles of this policy.

Any converted policy issued pursuant to this section shall be in exchange for all privileges and benefits under said Titles with respect to the person or persons named in the converted policy.